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                                                                       EXHIBIT 3

                                XOX CORPORATION

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         XOX Corporation, a Delaware corporation (the "Company"), hereby grants to Steven B. Liefschultz (the "Optionee"), who is a member of the Executive Committee of the Company, a Non-Qualified Stock Option (the "Option"), pursuant to the following terms of this Non-Qualified Stock Option Agreement (the "Agreement") dated December 2, 1997:

         1. GRANT OF OPTION. This Option is subject to the terms, definitions and provisions set forth below and in the Company's 1996 Omnibus Stock Plan (the "Plan"), which is incorporated herein by reference, and is subject to the approval of the Committee. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option. The Option Price Per Share is 85% of the Fair Market Value of the stock, as defined in the Plan.

         Grant Number                                       E-5

         Date of Grant                                      11/11/97

         Option Price Per Share                             $1.70

         Total Number of Shares Granted                     10,000

         Total Price of Shares Granted                      $17,000

         2. VESTING SCHEDULE. Subject to such further limitations as are provided herein, the Option shall become exercisable during its term in whole or in part in accordance with the following schedule:

                 100% of the Shares subject to the Option shall vest on November 11, 1998.

         3.      TERMINATION OF OPTION.

                 (a) This Option and all rights hereunder with respect thereto, to the extent such rights shall not have been exercised, shall become null and void after the expiration of ten (10) years from the date of grant (the "Option Term").

                 (b) In the event of termination of Optionee's relationship with the Company, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option within 90 days after such Termination. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise
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this Option within the time specified herein, unless extended by the Committee or the Board of Directors the Option shall terminate.

                 (c) Consistent with the provisions of the Plan, upon the death of the Optionee, any Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to such Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining option term and one year after the Optionee's death (but in no event after the expiration date of this Option).

                 (d) Consistent with the provisions of the Plan, upon the termination of the Optionee's relationship with the Company by reason of permanent disability or retirement (as each is determined by the Committee), the Optionee may, within 12 months from the date of such termination of employment, exercise any Non-Qualified Stock Options to the extent such Non-Qualified Stock Options were exercisable at the date of such termination of relationship with the Company.

         4. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with Section 2 of this Agreement and the terms of the Plan.

                 (a)  Right to Exercise.

                        (i) This Option may not be exercised for a fraction of a share.

                        (ii) In the event of Optionee's death, disability or other termination of relationship with the Company, the exercisability of the Option is governed by Sections 3 above and the Plan.

                        (iii) In no event may this Option be exercised after the date of expiration of the term of this Option.

                 (b) Method of Exercise. The Optionee may exercise this Option by giving written notice (in the form attached as Exhibit A) to the Company which shall state the election to exercise the Option, and specify the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Company. The written notice shall be accompanied by payment of the Exercise Price.

                 (c) Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

                        (i)     cash; or

                        (ii)    check; or




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                        (iii)   surrender of other shares of Common Stock of
the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company option, have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

                        (iv)     delivery of a properly executed
Broker-Exercise Notice together with such other documentation as the Committee shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the Exercise Price.

                 (d)    Compliance with all Laws.   No Shares will be issued
pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange upon which the Shares may then be listed. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

         5. OPTIONEE'S REPRESENTATIONS. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended, at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B.

         6. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         7.      AMENDMENT OF THE OPTION.

                 (a) The Committee may, at any time, without further action by the shareholders and without receiving further consideration from the participants, amend, alter, suspend or discontinue the Option, but no amendment, alteration, suspension or discontinuation shall be made which would impair the rights of any Optionee under any goal theretofore made, without his or her consent. This Option may also be amended in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

                 (b) The Committee may at any time and from time to time terminate or modify or amend the Option in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Common Stock which may be issued under the Option (other than increases pursuant to Article IV, Section 4.03 of the Plan), (ii) extend the period during which any Option may be granted or exercised, or (iii) extend the term of the Option. The termination or any modification or amendment of the Option, except as provided in subsection (a),




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shall not without the consent of an Optionee, affect his or her rights under an
Option previously granted to him or her.

         8.      RIGHT TO TERMINATE EMPLOYMENT.    Nothing in this Option or in
any agreement entered into pursuant to the Option will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Optionee at any time, nor confer upon any Optionee any right to continue in the employ or service of the Company or Subsidiary.

         9. NO RIGHTS OF STOCKHOLDERS. Neither the Optionee nor any personal representative of the Optionee shall have any rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

         10. ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR CONTROL. In the event of a change in capitalization or control of the Company, the adjustment made to the Option, if any, shall be according to provisions of the Plan, provided, however that no such adjustment shall give the Optionee any additional benefits under the Option.

         11. GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

         12. TAX CONSEQUENCES. The exercise of this Option, and the subsequent sale or disposition of Shares thus acquired, shall have income tax consequences for the Optionee, and it is Optionee's responsibility to determine any such income tax liability.


                                            XOX CORPORATION
                                            a Delaware Corporation

                                            By: /s/ Steve Mercil
                                                ----------------
                                            Its: Interim Chief Executive Officer




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                 Optionee acknowledges receipt of a copy of the Plan and
represents that he is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Option in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option.

Dated: _______________              ________________________
                                    Optionee




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                               CONSENT OF SPOUSE

         The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and this Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Option Agreement.


                               ____________________________________
                               Spouse of Optionee





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                                   EXHIBIT A

                            1996 OMNIBUS STOCK PLAN

                          STOCK OPTION EXERCISE NOTICE

XOX Corporation
1450 Energy Park Drive, Suite 120
St. Paul, MN 55108

Attention:  Chief Financial Officer

         1. EXERCISE OF OPTION. Effective as of today, ____________, 199__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase _________ shares of the Common Stock (the "Shares") of XOX Corporation (the "Company") under and pursuant to the Company's 1996 Omnibus Stock Plan, as amended (the "Plan") and the Non-Qualified Stock Option Agreement dated December 2, 1997 (the "Option Agreement").

         2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

         3. RIGHTS AS SHAREHOLDER. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Plan.

              Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

         4. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.



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         5.   RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

              (a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

              "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (THE "ACT") OR THE SECURITIES LAWS OF CERTAIN STATES AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND SUCH LAWS. THE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT PURSUANT TO EFFECTIVE REGISTRATION STATEMENTS UNDER SAID LAWS UNLESS THE CORPORATION HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER OR DISPOSITION DOES NOT REQUIRE REGISTRATION UNDER SAID LAWS AND, FOR ANY SALES UNDER RULE 144 OF THE ACT, SUCH EVIDENCE AS IT SHALL REQUEST FOR COMPLIANCE WITH THAT RULE."

              (b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

              (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         6. MARKET STANDOFF AGREEMENT. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the 1933 Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the 1933 Act; provided, however, that such restriction shall only apply to the first two registration statements of the Company to become effective under the 1933 Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the 1933 Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.




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         7.   SUCCESSORS AND ASSIGNS.  The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

         8. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

         9. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

         10. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

         11. ENTIRE AGREEMENT. The Plan and Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Stock Option Exercise Notice constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by Minnesota law except for that body of law pertaining to conflict of laws.

Submitted by:                                 Accepted by:

OPTIONEE:                                     XOX Corporation

                                              By:_______________________________
___________________________                   Its:______________________________
      (Signature)

Address:                                      Address:

___________________________                   1450 Energy Park Drive
                                              Suite 120
___________________________                   St. Paul, Minnesota 55108




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

                                   EXHIBIT B

                      INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:         XOX CORPORATION

SECURITY:        COMMON STOCK

AMOUNT:

DATE:



In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

         (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

         (b) Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the securities. Optionee understands that the certificate evidencing the securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company, a legend prohibiting their transfer without the consent of the Commissioner of Corporations of the State of Minnesota and any other legend required under applicable state securities laws.




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         (c)     Optionee is familiar with the provisions of Rule 701 and Rule
144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable.

         In the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the resale occurring not less than one year after the party has purchased and made full payment for, within the meaning of Rule 144, the securities to be sold in the case of an affiliate, or in the case of of a non-affiliate who has held the securities less than two years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

         (d) Optionee agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration, and (2) further agrees to execute any agreement reflecting (i) above as may be requested by the underwriters at the time of the public offering; provided however that the officers and directors of the Company who own the stock of the Company also agree to such restrictions.

         (e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and




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

that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

         (f) Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities without the consent of the Commissioner of Corporations of Minnesota. Optionee has read the applicable Commissioner's Rules with respect to such restriction, a copy of which is attached.

                                               Signature of Optionee:


                                               _____________________________

                                               Date:________________, 19__



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